Exhibit 99.1

SUSSEX BANCORP AND COMMUNITY BANK OF BERGEN COUNTY, NJ SHAREHOLDERS APPROVE MERGER AND ANNOUNCE ANTICIPATED CLOSING DATE

ROCKAWAY, NEW JERSEY, December 15, 2017 (GLOBE NEWSWIRE) — Sussex Bancorp (Nasdaq:SBBX), the holding company for Sussex Bank, and Community Bank of Bergen County, NJ (OTCMKTS:CMTB) (“Community Bank”), announced today that the shareholders of Sussex Bancorp and Community Bank have approved the merger of both banks.

The companies also announced that they intend to close the merger on or about January 4, 2018. All bank regulatory approvals have been obtained.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its regional offices and corporate centers in Wantage and Rockaway, New Jersey, its eleven branch offices located in Andover, Augusta, Franklin, Hackettstown, Newton, Montague, Sparta, Vernon, Oradell and Wantage, New Jersey, and Astoria, New York, and a loan production office in Oradell, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Oradell, New Jersey. In November 2016, SBBX earned the honor of being named one of the 50 Fastest Growing Companies in New Jersey by NJBIZ Magazine and was the highest ranked bank on the list. Anthony Labozzetta, President and Chief Executive Officer of Sussex Bancorp, was named American Banker’s Community Banker of the Year in 2016 and in February 2017, was recognized by Forbes magazine as one of America’s Business Leaders in Banking. In October 2017, Sussex Bancorp was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. For additional information, please visit the Company’s website at www.sussexbank.com.

About Community Bank of Bergen County, NJ

Established in 1928, Community Bank of Bergen County, NJ (“CBBC”) serves the northern New Jersey community with three locations in Rochelle Park, Maywood and Fair Lawn. Dedicated to superior service, the bank offers a range of customized personal and business banking products and the convenience of 24-hour ATMs and online banking. With lending decisions made locally, and a responsive management team, Community Bank of Bergen County is committed to providing an exceptional banking experience. CBBC is a member of the Federal Deposit Insurance Corporation (FDIC) and an Equal Housing Lender. CBBC makes loans without regard to race, color, religion, national origin, sex, handicap, or familial status. For more information, visit the Bank’s web site at www.cbbcnj.com, and to view CBBC’s 2016 Audited Financial Statements, visit: http://www.cbbcnj.com/home/about-us/investor.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger between SBBX and CBBC, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) SBBX’s and CBBC’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (iii) statements that may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project” or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) the businesses of SBBX and CBBC may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of SBBX or CBBC may fail to approve the merger; (6) changes to interest rates, (7) the ability to control costs and expenses, (8) general economic conditions, (9)the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business, and (10) risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Contacts:

SUSSEX BANCORP:
Anthony Labozzetta, President/CEO
Steven Fusco, SEVP/CFO 844-256-7328

Community Bank of Bergen County, NJ:
Peter A. Michelotti, President and CEO
(201) 587-1333 investorrelations@cbbcnj.com